ACV Announces Fourth Quarter and Full-Year 2023 Results
Gained Market Share and Delivered 21% Revenue Growth
Adjusted EBITDA Ahead of Guidance

•
Fourth quarter revenue of $118 million and full-year revenue of $481 million
•
Fourth quarter GAAP net income (loss) of ($23) million and full-year GAAP net income (loss) of ($75) million
•
Fourth quarter Adjusted EBITDA of ($5) million and full-year Adjusted EBITDA of ($18) million
•
Expects 2024 revenue of $610 million to $625 million, growth of 27% to 30% YoY; expects 2024 Adjusted EBITDA of $20 million to $25 million

BUFFALO, February 21, 2024 — ACV (Nasdaq: ACVA), a leading digital automotive marketplace and data services partner for dealers and commercial clients, today reported results for its fourth quarter and full-year ended December 31, 2023.

“We are very pleased with our strong fourth quarter results, with revenue in line with our guidance, strong year-over-year margin expansion, and Adjusted EBITDA exceeding our guidance range,” said George Chamoun, CEO of ACV.

“While dealer wholesale volumes remain below historical levels, new vehicle production and retail sales are improving, which are key factors supporting a wholesale market recovery. Our strong market position and competitive moat resulted in continued market share gains and accelerated revenue growth in the quarter. We launched new solutions that expand our addressable market and drive operating efficiency, which we achieved while continuing to increase margins,” continued Chamoun.

“Turning to our 2024 outlook, we expect market headwinds to ease resulting in modest growth in dealer wholesale industry volumes. We believe ACV remains well positioned to deliver sustainable growth as end-markets further recover, and we execute on our emerging commercial wholesale strategy, while also continuing to scale our business model,” concluded Chamoun.

Fourth Quarter 2023 Highlights

•
Revenue of $118 million, an increase of 21% year over year
•
Marketplace and Service Revenue of $104 million, an increase of 23% year over year
•
Marketplace GMV of $1.8 billion, an increase of 6% year over year
•
Marketplace Units of 143,999, an increase of 15% year over year
•
Adjusted EBITDA of ($5) million, compared to Adjusted EBITDA of ($13) million in the fourth quarter of 2022

Full-Year 2023 Highlights

•
Revenue of $481 million, an increase of 14% year over year
•
Marketplace and Service Revenue of $423 million, an increase of 17% year over year
•
Marketplace GMV of $8.8 billion, a decrease of 2% year over year
•
Marketplace Units of 598,767, an increase of 10% year over year
•
Adjusted EBITDA of ($18) million, compared to Adjusted EBITDA of ($56) million in 2022

First Quarter and Full-Year 2024 Guidance

Based on information as of today, ACV is providing the following guidance:

•
First Quarter of 2024:
o
Total revenue of $141 to $146 million, an increase of 18% to 22% year over year
o
GAAP net income (loss) of ($15) to ($13) million
o
Non-GAAP net income of $0 to $2 million
o
Adjusted EBITDA of $2 to $4 million
•
Full-Year 2024:
o
Total revenue of $610 to $625 million, an increase of 27% to 30% year over year
o
GAAP net income (loss) of ($62) to ($57) million
o
Non-GAAP net income of $3 to $8 million
o
Adjusted EBITDA of $20 to $25 million

Our financial guidance includes the following assumptions:

•
Dealer wholesale volumes are expected to grow modestly year over year, primarily due to improving new vehicle production, supply and retail sales.
•
Conversion rates and wholesale price depreciation expected to follow normal seasonal patterns.
•
Recently acquired Texas-based auction group is expected to contribute approximately 5% of annual revenue in 2024 and be accretive to full-year Adjusted EBITDA.
•
Revenue growth is expected to outpace Non-GAAP Operating Expense growth (excluding Cost of Revenue and Depreciation and Amortization) by approximately 10 percentage points.
•
First quarter non-GAAP net income guidance excludes approximately $14 million of stock-based compensation expense and approximately $2 million of intangible amortization.
•
Full-year non-GAAP net income guidance excludes approximately $58 million of stock-based compensation expense and $6 million of intangible amortization.

ACV’s Fourth Quarter Results Conference Call

ACV will host a conference call and live webcast today, February 21, 2024, at 5:00 p.m. ET to discuss the financial results. To access the live conference call, please pre-register using this link. Registrants will receive confirmation with dial-in details. A live webcast and replay of the call will be available on the Company’s investor relations website at https://investors.acvauto.com/. Participants are encouraged to join the webcast unless asking a question.

About ACV Auctions

ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling and managing used vehicles with transparency and comprehensive insights that were once unimaginable. ACV offerings include ACV Auctions, ACV Transportation, ACV Capital, ACV MAX, True360, and ClearCar.

For more information about ACV, visit www.acvauto.com.

Information About Non-GAAP Financial Measures

ACV provides supplemental non-GAAP financial measures to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; provision for income taxes; other (income) expense, net; and other one-time non-recurring items, when applicable, such as acquisition-related and restructuring expenses.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations include that (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating income or expenses, including interest income and expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments, (6) it does not reflect tax payments that may represent a reduction in cash available to us, and (7) it does not reflect other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure.

Non-GAAP net income (loss), a financial measure that is not presented in accordance with GAAP, provides investors with additional useful information to measure operating performance and current and future liquidity when taken together with our financial results presented in accordance with GAAP. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations.

We define non-GAAP net income (loss) as net income (loss), adjusted to exclude: stock-based compensation expense, amortization of acquired intangible assets, and other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses.

In the calculation of non-GAAP net income (loss), we exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

We exclude amortization of acquired intangible assets from the calculation of non-GAAP net income (loss). We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the underlying intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.

We exclude contingent consideration liability valuation adjustments associated with the purchase consideration of transactions accounted for as business combinations. We also exclude certain other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses, because we do not consider such amounts to be part of our ongoing operations nor are they comparable to prior period nor predictive of future results.

Non-GAAP net income (loss) is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that: (1) it does not consider the impact of stock-based compensation expense; (2) although amortization is a non-cash charge, the underlying assets may need to be replaced and non-GAAP net income (loss) does not reflect these capital expenditures; (3) it does not consider the impact of any contingent consideration liability valuation adjustments; and (4) it does not consider the impact of other one-time charges, such as acquisition-related and restructuring expenses, which could be material to the results of our operations. In addition, our use of non-GAAP net income (loss) may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP net income (loss) in the same manner, limiting its usefulness as a comparative measure.

Information About Operating and Financial Metrics

We regularly monitor the following operating and financial metrics in order to measure our current performance and estimate our future performance. Our key operating and financial metrics may be calculated in a manner different than similar business metrics used by other companies.

Operating and Financial Metrics

Marketplace GMV - Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Units transacted on our marketplace platform. We believe that Marketplace GMV acts as an indicator of the success of our marketplace, signaling satisfaction of dealers and buyers on our marketplace, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted through our marketplace platform within the applicable period, excluding any auction and ancillary fees.

Marketplace Units - Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers on the ACV marketplace platform, the vibrancy of our marketplace platform and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted on our marketplace platform within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units excludes vehicles that were inspected by ACV, but not sold on our marketplace. Marketplace Units have generally increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.

Forward-Looking Statements

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the second quarter of 2023 and the full year of 2023. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.

The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our marketplace platform; (5) general market, political, economic, and business conditions; (6) our ability to acquire new customers and successfully retain existing customers; (7) our ability to effectively develop and expand our sales and marketing capabilities; (8) breaches in our security measures, unauthorized access to our marketplace platform, our data, or our customers’ or other users’ personal data; (9) risk of interruptions or performance problems associated with our products and platform capabilities; (10) our ability to adapt and respond to rapidly changing technology or customer needs; (11) our ability to compete effectively with existing competitors and new market entrants; (12) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (13) the impact that economic conditions could have on our or our customers’ businesses, financial condition and results of operations; and (14) the impact of such economic conditions in the wholesale dealer market included in our guidance for the first quarter of 2024 and full year 2024, and the related impact on the performance of our marketplace and our operating expenses, stock-based compensation expense and intangible amortization. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024. Additional information will be made available in other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Contact:
Tim Fox
tfox@acvauctions.com

Media Contact:
Maura Duggan
mduggan@acvauctions.com

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenue:
Marketplace and service revenue	$103,767	$84,634	$422,527	$361,585
Customer assurance revenue	14,610	13,339	58,707	59,944
Total revenue	118,377	97,973	481,234	421,529
Operating expenses:
Marketplace and service cost of revenue (excluding depreciation & amortization)	46,975	40,568	192,707	183,968
Customer assurance cost of revenue (excluding depreciation & amortization)	13,666	12,253	51,747	52,685
Operations and technology	34,779	32,645	140,959	136,522
Selling, general, and administrative	42,821	36,740	166,510	143,637
Depreciation and amortization	6,902	3,058	18,988	10,926
Total operating expenses	145,143	125,264	570,911	527,738
Loss from operations	(26,766)	(27,291)	(89,677)	(106,209)
Other income (expense):
Interest income	4,002	2,464	16,507	5,082
Interest expense	(360)	(296)	(1,565)	(979)
Total other income (expense)	3,642	2,168	14,942	4,103
Loss before income taxes	(23,124)	(25,123)	(74,735)	(102,106)
(Benefit from) Provision for income taxes	(117)	(608)	526	87
Net loss	$(23,241)	$(24,515)	$(75,261)	$(102,193)
Weighted-average shares - basic and diluted	161,174,469	157,726,448	159,952,813	156,994,254
Net loss per share - basic and diluted	$(0.14)	$(0.16)	$(0.47)	$(0.65)

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	December 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$182,571	$280,752
Marketable securities	228,761	215,926
Trade receivables (net of allowance of $2,868 and $4,860)	164,009	168,732
Finance receivables (net of allowance of $3,428 and $2,275)	119,034	78,047
Other current assets	12,524	11,317
Total current assets	706,899	754,774
Property and equipment (net of accumulated depreciation of $4,462 and $6,986)	4,918	5,710
Goodwill	103,379	91,755
Acquired intangible assets (net of amortization of $17,534 and $11,990)	34,192	19,291
Internal-use software costs (net of amortization of $17,059 and $6,930)	55,771	36,992
Other assets	17,765	6,400
Total assets	922,924	914,922
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	305,845	323,661
Accrued payroll	12,245	10,052
Accrued other liabilities	15,851	14,504
Total current liabilities	333,941	348,217
Long-term debt	115,000	75,500
Other long-term liabilities	17,455	5,481
Total liabilities	$466,396	$429,198
Commitments and Contingencies
Stockholders' Equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; 0 and 0 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	-	-
Common stock - Class A; $0.001 par value; 2,000,000,000 shares authorized; 138,637,352 and 121,214,275 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	139	121
Common stock - Class B; $0.001 par value; 160,000,000 shares authorized; 23,205,487 and 37,241,952 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	23	37
Additional paid-in capital	880,510	836,695
Accumulated deficit	(422,615)	(347,354)
Accumulated other comprehensive loss	(1,529)	(3,775)
Total stockholders' equity	456,528	485,724
Total liabilities and stockholders' equity	$922,924	$914,922

ACV AUCTIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended December 31,
	2023	2022	2021
Cash Flows from Operating Activities
Net income (loss)	$(75,261)	$(102,193)	$(78,182)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19,285	11,378	8,753
Stock-based compensation expense, net of amounts capitalized	49,648	39,324	23,220
Provision for bad debt	10,923	11,048	4,963
Other non-cash, net	(1,464)	(57)	656
Changes in operating assets and liabilities, net of effects from purchases of businesses:
Trade receivables	14,406	47,170	(120,155)
Other operating assets	(310)	(1,354)	(2,657)
Accounts payable	(34,612)	(73,087)	242,856
Other operating liabilities	(500)	(7,404)	5,836
Net cash provided by (used in) operating activities	(17,885)	(75,175)	85,290
Cash Flows from Investing Activities
Net increase in finance receivables	(45,273)	(37,982)	(36,956)
Purchases of property and equipment	(2,330)	(3,211)	(2,569)
Capitalization of software costs	(25,840)	(20,185)	(11,460)
Purchases of marketable securities	(146,032)	(269,678)	(13,781)
Maturities and redemptions of marketable securities	135,724	66,990	-
Sales of marketable securities	2,402	-	-
Acquisition of businesses (net of cash acquired)	(29,623)	(18,913)	(64,500)
Net cash provided by (used in) investing activities	(110,972)	(282,979)	(129,266)
Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions and other offering costs	-	-	385,736
Proceeds from long term debt	420,000	275,000	5,250
Payments towards long term debt	(380,500)	(200,000)	(9,582)
Payments towards promissory note	-	-	(2,637)
Proceeds from exercise of stock options	4,265	1,210	1,631
Payments for debt issuance and other financing costs	-	-	(1,385)
Payment of RSU tax withholdings in exchange for common shares surrendered by RSU holders	(16,025)	(5,458)	(2,768)
Proceeds from employee stock purchase plan	3,062	2,181	-
Other financing activities	(169)	-	-
Net cash provided by (used in) financing activities	30,633	72,933	376,245
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	43	(21)	-
Net increase (decrease) in cash, cash equivalents, and restricted cash	(98,181)	(285,242)	332,269
Cash, cash equivalents, and restricted cash, beginning of period	280,752	565,994	233,725
Cash, cash equivalents, and restricted cash, end of period	$182,571	$280,752	$565,994

The following table presents a reconciliation of non-GAAP net income (loss) to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income (loss)	$(23,241)	$(24,515)	$(75,261)	$(102,193)
Stock-based compensation	13,386	13,437	49,648	39,324
Amortization of acquired intangible assets	1,729	1,151	5,471	4,869
Amortization of capitalized stock-based compensation	802	245	1,836	555
Acquisition-related costs	626	-	1,237	-
Contingent losses (gains)	-	(1,750)	-	(1,550)
Other	678	(8)	1,056	461
Non-GAAP Net income (loss)	$(6,020)	$(11,440)	$(16,013)	$(58,534)

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA Reconciliation
Net income (loss)	$(23,241)	$(24,515)	$(75,261)	$(102,193)
Depreciation and amortization	6,878	3,167	19,285	11,378
Stock-based compensation	13,386	13,437	49,648	39,324
Interest (income) expense	(3,642)	(2,168)	(14,942)	(4,103)
Provision for income taxes	117	(608)	526	87
Acquisition-related costs	626	—	1,237	—
Other	516	(1,866)	1,298	(925)
Adjusted EBITDA	$(5,360)	$(12,553)	$(18,209)	$(56,432)